EXHIBIT 10.B

                           KENAN TRANSPORT COMPANY

                      Senior Management Severance Plan


      WHEREAS, the Board of Directors of Kenan Transport Company (the "Company") considers its senior management employees to be valuable assets of the Company; and

      WHEREAS, the Board of Directors believes that adoption of a reasonable severance plan would have the effect of giving to such officers a sense of security that would have a positive effect on their performances on behalf of the Company; and

      WHEREAS, this Board believes that a reasonable severance plan would improve the ability of the Company to attract and maintain qualified senior management; now, therefore, it is

      RESOLVED, that this Board of Directors hereby adopts the following Senior Management Severance Plan (the "Plan"):

      1. PURPOSE. The purpose of the Plan is to attract and retain competent senior management employees for the Company.

      2. ELIGIBILITY. Any senior management employee of the Company who is identified by the Board of Directors or its Compensation Committee as a participant in the Plan and who enters into a Severance Agreement substantially in the form attached to this Plan shall be a participant in the Plan (a "Participant").

      3. ENTITLEMENT. Any Participant who is terminated from his or her employ by the Company "without cause" (as defined in Section 4) within twenty-four months following a "change in control" of the Company, or who shall have terminated his or her employment because of a "change in employment conditions" (as defined in Section 5) within twenty-four months following a "change in control," shall be entitled to receive a severance payment in an amount equal to his or her average base salary for the immediately preceding three fiscal years of the Company (or such lesser number of whole fiscal years as he or she shall have been in the employ of the Company), multiplied by 2.0 (the "Severance Payment"). Upon entitlement, the Severance Payment will be payable in cash or by certified check within thirty (30) days following termination of the Participant's employment. For purposes of this Agreement, a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) becomes after the Effective Date of the Plan the




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      "beneficial owner" (as defined in Rule 13d-3 under the Exchange
      Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

            (ii) Individuals who are "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

            (iii) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

            (iv) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above.

      For purposes of the foregoing, "Continuing Directors" shall mean (a) the directors of the Company in office on the date of the Severance Agreement between the Company and the Participant and (b) any successor to any such director (and any additional director) who after the date of the relevant Severance Agreement was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

      Notwithstanding anything to the contrary contained herein, in the event that any portion of the Severance Payment received or to be received by a Participant, together with any other payments received by him or her, whether paid or payable pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company or any other person or entity, would not be deductible in whole or in part by the Company in the calculation of its federal income tax by reason of Section 280G of the Internal Revenue Code or would cause, either directly or indirectly, an "excess parachute payment" to exist within the meaning of said Section 280G, the Severance Payment payable shall be reduced until no portion of the Severance Payment would fail to be deductible by reason of being an "excess parachute payment." In the event that any dispute arises as to whether an "excess parachute payment" exists, the appropriate calculations shall be made by the Company's regularly employed independent public auditors and delivered to the Participant in writing within 30 days following the date for payment of the Severance Payment, and the Company will warrant to the Participant the accuracy of the calculations and the information on which they are based.

      4.    DEFINITION OF "WITHOUT CAUSE."  Termination of the
Participant's employ by the Company following a "change in control" for any reason other than one of the following shall be deemed to be termination "without cause": (i) continued neglect of duties for which he





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or she was employed after receipt of written notice thereof from the Board of Directors or its Compensation Committee or from the President of the Company, (ii) continued insubordination after receipt of a written warning with respect thereto, (iii) misconduct involving moral turpitude in the performance of duties for which employed, including, without limitation, the commission of fraud, misappropriation or embezzlement by the Participant, (iv) the Participant's being accused of committing any felony for which he or she is indicted, or (v) disability of the Participant, whether mental or physical, which renders him or her substantially unable to render the services for which he or she is employed for more than 90 days (in which event the Participant shall be entitled to the benefits of any applicable employee benefit plan).

      5. CHANGE IN EMPLOYMENT CONDITIONS. The Participant shall be deemed to have had a "change in employment conditions" upon the occurrence, within twenty-four months following a "change in control" of the Company, without the consent of the Participant, of any one of the following events: (a) his or her base salary is reduced, below that in existence immediately prior to the occurrence of the "change in control," or (b) the Participant is required to change his or her residence or principal place of business from Chapel Hill, North Carolina, or such other location as shall be his or her residence or principal place of business immediately prior to the "change in control."

      6. COVENANTS RELATING TO COMPETITION. Participation in the Plan is conditioned upon the Participant's agreement, which agreement shall be confirmed by his or her entering into the Severance Agreement that during the term of his or her employment with the Company and for a period of one year following the termination of such employment:

            (a) He or she will not, directly or indirectly, influence or attempt to influence any customer of the Company to discontinue its use of the Company's services or to divert such business to any other person, firm or corporation;

            (b) He or she will not, directly or indirectly, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its respective suppliers, principals, distributors, lessors or licensors; and

            (c) He or she will not, directly or indirectly, solicit any employee of the Company, whose base annual salary at the time of the Participant's termination was $30,000 or more, to work for any person, firm or corporation.

      7. EMPLOYMENT RIGHTS. Neither the adoption of this Plan nor the execution by the Company of a Severance Agreement shall be deemed to confer upon any Participant the right to continued employment with the Company or to interfere in any way with the right of the Company to terminate the employment of any employee at any time.





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      8.    BINDING EFFECT.  This Plan shall be binding upon and enure to the benefit of the Company and its successors and assigns, including any company with which the Company shall merge or to which the Company shall transfer all or substantially all of its assets.


      9. AMENDMENT OR TERMINATION. This Plan may be amended or terminated at any time by the Board of Directors of the Company, provided, however, that no amendment or termination shall adversely affect the rights of any Participant who shall have entered into a Severance
Agreement prior to the time of such amendment or termination without his or her written consent.

      10.   EFFECTIVE DATE.  The effective date of this Plan shall be May
5, 1997.








































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